                                                           Exhibit 4.2

  SECURITIES ISSUED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.


                                 RENTECH, INC.

                       INCENTIVE STOCK OPTION AGREEMENT



       THIS STOCK OPTION AGREEMENT, hereinafter referred to as the "Option" or the "Agreement," is entered into on --------------------, -----, between RENTECH, INC., a Colorado corporation ("the Company"), and ----- ---------------------------------- ("the Optionee"), whose address is ---
  ------------------------------------------------------------------------.

       Pursuant to the terms of the Rentech, Inc. 1998 Stock Option Plan ("Plan"), the Company hereby grants an incentive stock option to purchase --------------- shares of common stock of the Company, $.01 par value per share ("Common Stock"), to the Optionee at the price and in all respects subject to the terms, definitions and provisions of the Agreement ("Option").

       1. Option Price. The option price is $-------- for each share, which is not less than the fair market value of the Company's stock on --------------------, --------, the date this Option was granted. For purposes of this Agreement, the fair market value of such common stock shall be determined as follows: (i) if the common stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, then the market value shall be the last reported sale price of the common stock on the composite tape of such exchange, or, if no such sale is made on any trading day, the average closing bid and asked prices for such day on the composite tape of such exchange; or (ii) if the common stock is not so listed or admitted to unlisted trading privileges, the market price shall be the average of the last reported bid and asked prices reported by the National Association of Securities Dealers Quotation System (or if not quoted on NASDAQ, by the National Quotation Bureau, Inc. or other reporting medium); or (iii) otherwise the market price shall be an amount not less than book value determined in such reasonable manner as may be prescribed by the board of directors of the Company, such determination to be final and binding upon the Optionee.

       2. Option Period. The option period during which this Option may be exercised shall be ----- years from date of this grant, expiring at 12:00 o'clock p.m. on -----------------------, -------,. Denver time.
  The Option granted shall be void if not exercised during the option period.

       3. Exercise of Option. Unless the Option is terminated as provided pursuant to this Agreement, an Optionee may exercise this option for up to, but not in excess of, the amounts of shares subject to the Option. The Option may be exercised, in whole or in part, and at any time and from time to time within its term but it shall not be exercisable after the expiration of ----- years from the date on which it was granted.

       (a) Right to Exercise. Options shall be exercisable only during the option period by the Optionee:

            (i) while the Optionee is in "continuous employment with the Company;" provided, however, if the Optionee's employment is terminated by Optionee for cause or by the Company without cause, the Optionee shall have a period of three months from the date Optionee's employment terminates in which to exercise the Option to the extent the Option was exercisable at the time of termination, but in no event later than the expiration of the option period. If the Optionee should die during this three-month period, the Option may be exercised by the person or persons to whom the rights under the Option passed by will or the laws of descent and distribution to the same extent and during the same period the Optionee could have exercised the Option had Optionee not died. In the event the Optionee should terminate employment by the Company without cause or the Company should terminate Optionee's employment with cause, then all unexercised Options granted to Optionee shall be forfeited and canceled effective upon such termination. For purposes of this section, "continuous employment with the Company" shall mean the absence of any interruption or termination of employment by the Company. Continuous employment shall not be considered interrupted in the case of transfer of the duties of the Optionee among the Company and any of its Subsidiary Corporations or during leave of absence for a company-approved purpose.

  Except as otherwise provided, the option period shall terminate upon the Optionee's termination of employment if that date is earlier than the term of the Option.

            (ii) If the Optionee should die or become permanently totally disabled while employed by the Company, any Option or unexercised portion thereof, to the extent exercisable at the time of the Optionee's death or disability, may be exercised by Optionee, the Optionee's conservator or legal guardian or by the person or persons to whom the Optionee's rights under the Option passed by will or the laws of descent and distribution not later than twelve months after the Optionee's death or not later than twelve months after the Optionee's disability, but in no event later than the expiration of the option period.

       (b) Change in Control. In the event that the Company or substantially all of its assets are sold or there is a change in control of the Company, as evidenced by a change of fifty percent (50%) or more in the ownership of the issued and outstanding shares of the Company's common stock or memberships on the Company's board of directors in any one transaction or series of related transactions, this Option shall, upon such occurrence, become exercisable in full, notwithstanding any other provisions of this Agreement to the contrary.

       (c) Method of Exercise. This Option shall be exercisable by a written notice delivered to the Company which shall:

            (i) State the election to exercise the Option, the number of shares in respect of which it is being exercised (which must be in multiples of one hundred shares), the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, with that person's address and Social Security number (or if more than one, the names, addresses and Social Security numbers of such persons);

            (ii) Contain such representations and agreement as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

            (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.

       Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash or certified check, previously acquired shares of the Common Stock having a fair market value equal to the option price, or previously acquired shares of Common Stock having a fair market value less than the option price, plus cash or certified check for the balance of the option price, and shall be delivered with the notice of exercise. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

       (d) Restrictions on Exercise. As a condition to exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

       (e) $100,000 Limitation. Notwithstanding anything to the contrary contained herein, the total fair market value (determined as of the date this Option was granted) of shares of stock with respect to which this Option shall become exercisable for the first time during any calendar year shall not exceed $100,000. If in any calendar year shares of stock having a fair market value of more than $100,000 would become exercisable, but for the limitations of this section, this Option shall be exercisable only for shares having a fair market value not exceeding

  $100,000, and this Option shall become exercisable with respect to any excess shares in the next succeeding calendar year, provided that the $100,000 limitation shall also be applied to such calendar year. Subject to the term of this Option, such carryovers shall be made to succeeding calendar years, including carryovers of amounts from previous calendar years, without limitation.

       4. Nontransferability of Option. This Option may not be transferred in any manner and may be exercised during the lifetime of the Optionee only by the Optionee and after death of the Optionee by the person or persons to whom the Optionee's rights under the Option passed by will or the laws of descent and distribution.

       5. Adjustments Upon Changes in Capitalization. Whenever there is any change in the outstanding shares of Common Stock of the Corporation by reason of a stock dividend or split, recapitalization, reclassification, or other similar corporate change, the aggregate number of shares that can thereafter be purchased, and the option price per share, under each Option that has been previously granted and not exercised, and every number of shares used in determining whether a particular Option is grantable thereafter, shall be appropriately adjusted. The adjustment shall be made by the Company's Board of Directors, and their determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the option price per share shall be proportionately and appropriately adjusted without any change in the aggregate option price to be paid therefor upon exercise of the Option.

       6. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its principal office, attention of the Secretary. Each Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee's address set forth in the heading of this Agreement. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

       7. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee's heirs, legal representatives and successors. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, and heirs, legal representatives, or successors of Optionee may have in respect to the plan or any options or Common Stock granted or issued thereunder, whether to Optionee or any other person.

       8. Incorporation of Plan. This Agreement is made subject to the provisions of the Plan, the terms of which are incorporated herein by reference to the extent they apply to incentive stock options.

  Capitalized terms used in the Plan shall have the same meaning, when used in this Agreement, as in the Plan. In the event of conflict between provisions of the Plan and provisions of this Agreement, the provisions of the Plan shall control.

       9. Resolution of Disputes. Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or applicability of this Agreement will be determined by the stock option committee appointed by the by the Board of Directors of the Company. Any such determination made by the Committee shall be final, binding, and conclusive for all purposes.

       10. Approval of Stockholders. If an option is granted by this Agreement prior to approval of the stockholders of the Plan, the option granted shall be null and void unless stockholder approval is obtained within twelve months after the Plan was adopted.

       11. Investment Representation; Legend. Optionee represents and agrees that all shares of Common Stock purchased by Optionee under this Agreement will be purchased for investment purposes only and not with a view to distribution or resale. The Company may require that an appropriate legend be inscribed on the face of any certificate issued under this Agreement, indicating that transfer of the shares is restricted, and may place an appropriate stop transfer order with the Company's transfer agent with respect to such shares.

       12. No Guarantee. This Agreement shall in no way restrict the right of the Company to terminate Optionee's relationship with it, whether as an Employee or Consultant.

       IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the day, month and year first above written.

  OPTIONEE:                         RENTECH, INC.



  ------------------------     By:  ------------------------------
                                    Dennis L. Yakobson, President

                                RENTECH, INC.

                  NOTICE OF EXERCISE OF STOCK OPTION ISSUED


  To:  Stock Option Committee
       Rentech, Inc.

       I hereby exercise my Option dated --------------------- to purchase --------------- shares of $.01 par value common stock of the Company at the option exercise price of $---------- per share. Enclosed is a certified or cashier's check in the total amount of $----------, or payment in such other form as the Company has specified and agreed to accept, which is described at the bottom of this notice.

       I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof. I understand that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stop transfer order may be placed with the Company's transfer agent with respect to such shares.

       I request that my shares be issued in the name of:


       -------------------------------------------------------------
                (Print your name in the form in which you wish
                        to have the shares registered)

       -------------------------------------------------------------
                          (Social Security Number)

       -------------------------------------------------------------
                             (Street and Number)

       -------------------------------------------------------------

       (City)                     (State)                 (Zip Code)

  Dated: ---------------, 20--


                        Signature:  -------------------------------